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                                                                     EXHIBIT 7.2

                        PLEDGE AGREEMENT REGARDING NOTES
                           OF JB OXFORD HOLDINGS, INC.


         THIS PLEDGE AGREEMENT (this "Pledge Agreement"), is executed this 26th day of May, 1998, by and between Third Capital Partners, LLC, a Tennessee limited liability Company ("Pledgor"), and Oeri Finance Inc., a Swiss corporation ("Pledgee"), with reference to the following recitals:

                                    RECITALS

         Pursuant to that certain Purchase Agreement dated as of May 21, 1998 between Pledgor and Pledgee and other parties (the "Purchase Agreement"), Pledgee has agreed to purchase from Pledgor certain 9% Senior Secured Convertible Notes (the "Notes") issued by JB Oxford Holdings, Inc., a Utah corporation (the "Company"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement.

         As a condition precedent to the obligations of Pledgee under the Purchase Agreement, Pledgor has agreed to execute and deliver to Pledgee this Pledge Agreement, pursuant to which Pledgor shall pledge and assign to Pledgee all of its right, title and interest in and to the Collateral (as defined below) as security for the prompt payment of that certain promissory note dated May ___, 1998 (the "Note"), whether or not due, matured, liquidated or contingent, and including obligations of performances as well as payment, and interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Pledgor (collectively, the "Secured Obligations").

         NOW THEREFORE, in reliance on the foregoing recitals and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

SECTION 1.  PLEDGE.

         A. Pledgor hereby pledges, mortgages, assigns and grants to Pledgee, as collateral security for the prompt payment and performance of the Secured Obligations, a security interest in all of the following (the "Collateral"):

         that certain Senior Secured Convertible Note, Certificate No. ____, in the face amount of $3,418,695.59, issued by the Company, in favor of Pledgor having a Note duly endorsed on blank or accompanied by stock powers duly executed in blank, which certificate is being delivered by Pledgor to the law firm of Munger, Tolles & Olson, LLP, or such other law firm as may be agreed between the parties (the "Pledgeholder") to be held by such Pledgeholder for the benefit of the parties hereto, pursuant to the terms hereof; and
         any and all securities now or hereafter issued in substitution, exchange or replacement for the Pledged Stock, or with respect thereto, including, without limitation, as a result of


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              any reorganization, recapitalization or other readjustment of the
              Company or any other company issuing such Pledged Stock, or as the result of any stock split or right to subscribe accruing because of the Pledged Stock.

         Not withstanding anything to the contrary contained in Section 1A above, unless and until an Event of Default (as hereafter defined) under this Pledge Agreement has occurred, Pledgor shall be entitled to receive and collect, or to have paid over to it, all cash payments on the Pledged Notes.

SECTION 2.  EVENT OF DEFAULT;  REMEDIES.

         There shall be an "Event of Default" hereunder upon Pledgor's failure to make any payment due under the Note.
         With respect to any Collateral, so long as an Event of Default has occurred and is continuing, at the option of the Pledgee and upon prior written notice to Pledgor, all right of Pledgor to receive the cash payments and distributions which it would otherwise be authorized to receive and retain shall cease, and all such rights thereupon shall become vested in Pledgee who thereupon shall have the sole right to receive and to hold as pledged Collateral such payments and distributions. All dividends and other distributions which are received by Pledgor contrary to the provisions of this paragraph shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and forthwith shall be paid over to Pledgee as Collateral in the same form as received (with any necessary endorsements).
         After the occurrence of an Event of Default and during the continuation thereof, Pledgee may, in its sole discretion, but only after delivery of thirty (30) days written notice to Pledgor, cause the Collateral or any part thereof to be sold by the Pledgeholder, in one or more sales, at public or private sale conducted by any officer or agent of, or auctioneer or attorney for Pledgeholder, at the Company's place of business or elsewhere, for cash, upon credit or for further delivery, and at such price or prices a Pledgeholder in its reasonable discretion shall determine. The purchaser of any such Collateral (the "Foreclosure Sale Purchaser") shall after such sale hold the same absolutely, free from any right or claim of any kind whatsoever. Pledgeholder may, in its reasonable discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the persons making such purchase represent and agree, to the satisfaction of Pledgeholder, that they are purchasing the Collateral for their own account, for investment, and not with a view to the distribution of or resale of the Collateral or any part thereof. The Pledgee may not buy the Collateral, or any part thereof, at any such sale. Upon any such sale Pledgeholder shall have the right to deliver, assign and transfer to the Foreclosure Sale Purchaser the Collateral so sold. Each Foreclosure Sale Purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of Pledgor. Pledgeholder shall give Pledgor at least ten (10) days' written prior notice of any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours a Pledgeholder shall fix in the notice of such sale. At any such sale, the Collateral may be sold in the aggregate or separately. Pledgeholder shall not be obligated to make any sale pursuant to any such notice. Pledgeholder may, without notice or publication, adjourn any public or private sale or cause the same to be


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              adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Pledgeholder until the selling price is paid by the purchaser thereof, but the Pledgeholder shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, the Collateral may again be sold under and pursuant to the provisions hereof.
         Pledgor shall reimburse Pledgee for all reasonable costs and expense, of whatsoever kind or nature, including, without limitation, reasonable attorneys' fees, incurred by Pledgee in exercising any of its rights or remedies under this Pledge Agreement. The foregoing reimbursement obligation of Pledgor shall be secured by the Collateral and shall be part of the Secured Obligations.

SECTION 3.  APPLICATION OF PROCEEDS.

         The proceeds of any sale of all or any part of the Collateral shall be applied by Pledgeholder to the Secured Obligations in the following order: (i) first, to the payment of all its reasonable costs in preparing for the sale or selling all or any of its part of the Collateral, including, without limitation, reasonable attorneys fees and costs; (ii) then, to the payment of the Secured Obligations; and (iii) finally, any remaining proceeds shall be paid to the Pledgor. If the proceeds are not sufficient to pay the Secured Obligations in full, Pledgor shall remain liable for the deficiency.

SECTION 4.  NO WAIVER;  NO DILIGENCE REQUIRED.

         No failure on the part of Pledgee to exercise, and no delay on the part of Pledgee in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other right, power or remedy. Each right, power and remedy herein specifically granted to Pledgee or otherwise available to it shall be cumulative, and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise; each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by Pledgee in its sole and complete discretion; and no course of dealing between Pledgor and Pledgee or any delay or omission in exercising any right, power or remedy shall operate as a waiver thereof. Should any part of the Secured Obligations be payable in installments, the acceptance by Pledgee at any time and from time to time of part payment of the aggregate amount of all installments then matured shall not be deemed to be a waiver of any Event of Default then existing.
         Pledgee shall not be liable for failure to use diligence in the collection of the Secured Obligations, or any part thereof, or for its failure to give notice to Pledgor of any Event of Default. Pledgee shall not be liable for failure to use diligence to collect any amount payable in respect of the Collateral. Pledgee shall not be required to take any steps or actions with regard to the Collateral requested or authorized by Pledgor unless (i) Pledgee shall determine, in its sole discretion, that such steps or actions will not adversely affect the value of and the rights of Pledgee in the Collateral and (ii)


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              such request or authorization by Pledgor is make in writing and is actually received by Pledgee.

SECTION 5.  RELEASE OF COLLATERAL.

         Upon payment any/or performance in full of the Secured Obligations, all Collateral in the possession of Pledgeholder shall be immediately returned to Pledgor and the security interests and liens granted herein in favor of to Pledgee shall be deemed terminated and of no further force or effect. Pledgeholder hereby agrees to execute and deliver, from time to time, any and all further or other, instruments, and to perform such acts, as Pledgor may reasonably request to effect the provisions of this Section 5.

SECTION 6.  GOVERNING LAW.

         This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

SECTION 7.  ADDITIONAL INSTRUMENTS AND ASSURANCES.

         Pledgor hereby agrees to execute and deliver, from time to time, any and all further or other, instruments, and to perform such acts, as Pledgee may reasonably request to effect the purposes of this Pledge Agreement and to secure to Pledgee the benefits of all rights, authorities and remedies conferred upon Pledgee by the terms of this Pledge Agreement.

SECTION 8.  NOTICES.

         Except as otherwise specified in this Pledge Agreement, any notice required to be given pursuant to this Pledge Agreement shall be given in writing in accordance with the notice provisions in the Purchase Agreement.

SECTION 9.  AMENDMENT.

         This Pledge Agreement may not be amended or limited, and no provision hereof may be waived, except by a writing executed by the party to be charged or bound by such amendment, limitation or waiver.

SECTION 10.  CREDITOR/DEBTOR RELATIONSHIP.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, PLEDGEE, BY ACCEPTING THIS PLEDGE AGREEMENT AND THE PLEDGE OF THE COLLATERAL CONTAINED HEREIN, OR BY TAKING ANY ACTION PURSUANT HERETO WILL NOT BE, AND NEITHER PLEDGOR NOR PLEDGEE INTEND PLEDGEE TO BE, DEEMED A PARTNER OR JOINT VENTURER WITH PLEDGOR OR THE COMPANY, OR IN CONTROL OF PLEDGOR OR THE COMPANY. PLEDGOR AND, BY ACCEPTING THIS PLEDGE AGREEMENT AND THE PLEDGE OF COLLATERAL CONTAINED HEREIN, PLEDGEE, ACKNOWLEDGE AND AGREE THAT THE RELATIONSHIP OF PLEDGOR AND PLEDGEE UNDER THIS PLEDGE AGREEMENT AND THE PURCHASE AGREEMENT IS SOLELY THAT OF LENDER AND BORROWER, RESPECTIVELY.



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         IN WITNESS WHEREOF, Pledgor and Pledgee have duly executed this Pledge
Agreement as of the date set forth above.

                                         PLEDGOR:

                                         THIRD CAPITAL PARTNERS, LLC


                                         By /s/ James G. Lewis
                                           ------------------------------------
                                            James G. Lewis
                                            Authorized Representative



                                         PLEDGEE:

                                         OERI FINANCE INC.


                                         By /s/ Felix A. Oeri
                                           -------------------------------------
                                            Felix A. Oeri
                                            Chairman and CEO







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